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                                                                EXHIBIT 8(A)(2)


                                                             [STATE STREET LOGO]


                      STATE STREET BANK AND TRUST COMPANY

                   AMERICAN GENERAL SERIES PORTFOLIO COMPANY

                             CUSTODIAN FEE SCHEDULE


ADMINISTRATION (DOMESTIC)

         Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

         The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                           ANNUAL FEES PER PORTFOLIO

                                                    Custody, Portfolio
          Fund Net Assets                           & Fund Accounting
          ---------------                           ------------------
          First $20 Million
          Next $80 Million
          Excess

         Portfolio Trades - For each line item processed
         -----------------------------------------------
         State Street Bank Repos
         DTC or Fed Book Entry
         SSB Boston Commercial Paper Book Entry
         PTC Purchase, Sale, Deposit or Withdrawal
         AR Other Trades
         Maturity Collections
         Option charge for each option written or
            closing contract, per issue, per broker
         Option expiration/Option exercised
         Interest Rate Futures -- no security movement
         Monitoring for calls and processing coupons --
             for each coupon issue held (monthly charge)






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
       Holdings Charge
       ---------------

       For each issue maintained (annual charge)


       Principal Reduction Payments
       ----------------------------

       Per paydown


       Dividend Charges
       ----------------
       (For items held at the request of traders over record
       date in street form)

ADMINISTRATION (FOREIGN)

     Custody - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor corporate actions. Withhold foreign taxes. File foreign tax reclaims. Annual fee in basis points per portfolio.

     Portfolio and Fund Accounting - Maintain multicurrency investment ledgers, provide selected multicurrency portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts in compliance with GAAP (FAS 52). Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund or via State Street's pricing service (see section III). (Annual fee in basis points per portfolio).


GROUP I             GROUP II               GROUP III          GROUP IV              GROUP V                GROUP VI
-------             --------               ---------          --------              -------                --------
Euroclear           Australia              Austria             Denmark               Mexico                Greece
Japan               Canada                 Belgium             Finland               Portugal              Malaysia
                    Germany                France              Italy                 Spain                 Indonesia
                    Hong Kong              United Kingdom      Thailand              Sweden                Turkey
                    Netherlands            New Zealand                                                     Philippines
                                           Norway
                                           Singapore
                                           Switzerland

                           GROUP I     GROUP 11     GROUP III    GROUP IV    GROUP V       GROUP VI
                           -------     --------     ---------    --------    -------       --------

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                                      -3-



        Transaction Charges

        GROUP I      GROUP II      GROUP III      GROUP IV      GROUP V      GROUP VI
        -------      --------      ---------      --------      -------      --------



BALANCE CREDIT

        Balance credits for all funds will be applied against the custody fees based on the 90 Day T-Bill rate announced weekly and adjusted by the current Federal Reserve requirements. The rate announced weekly (every Monday) at the Fed T-Bill auction will be utilized against the average collected balance in the Demand Deposit Account maintained at State Street Bank.

SPECIAL SERVICES

        Fees for activities of a non-recurring nature such as fund consolidation or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for automated pricing, yield calculation and other special items will be negotiated separately.

OUT-OF-POCKET EXPENSES

        A billing for the recovery of applicable Out-of-Pocket expenses will be made as of the end of each month. Out-of-Pocket expenses include, but are not limited to, the following:

        Telephone
        Wire Charges
        Postage and Insurance
        Courier Service
        Duplicating
        Archiving
        Legal Fees
        Supplies Related to Fund Records
        Rush Transfer -
        Transfer Fees
        Sub-Custodian Charges (e.g., Stamp Duties, Registration, etc.) Price Waterhouse Audit Letter
        Federal Reserve Fee for Return Check items over $2,500 -
        GNMA Transfer -
        PTC Deposit/Withdrawal for same day turnarounds -

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                                      -4-

                      STATE STREET BANK AND TRUST COMPANY
                     FEE INFORMATION FOR AUTOMATED PRICING
                   AMERICAN GENERAL SERIES PORTFOLIO COMPANY

This service provides securities pricing on request. Services and fees are based on the schedule below. Reports can be generated at State Street or on a remote basis via PC. Reporting has both up load and down load capabilities. Customized reports may require programming fees.
-------------------------------------------------------------------------------

Monthly charges for the State Street Bank Automated Pricing System are determined by:

1.      Mix of security positions.

2.      The number of positions that are priced during the month.


Monthly Quote Charge:

o       Municipal Bonds via Muller Data

o       Municipal Bonds via Kenny Information System

o       Government, Corporate and Convertible Bonds via
        Merrill Lynch

o       Corporate and Government Bonds via Muller Data

o       Options, Futures and Private Placements

o       Foreign Equities and Bonds via Extel Ltd.

o       Listed Equities, DTC Equities, and Bonds

o       Corporate, Municipal, Convertible and
        Government Bonds, Adjustable Rate Preferred
        Stocks via IDSI

For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio.
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                                                            [STATE STREET LOGO]


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AMERICAN GENERAL SERIES                STATE STREET BANK & TRUST COMPANY
  PORTFOLIO COMPANY


By: /s/ ILLEGIBLE                      By: /s/ ILLEGIBLE
    ----------------------------           ------------------------------------

Title: Treasurer and Controller        Title: Vice President and Division Head
      --------------------------              ---------------------------------

Date:   11-9-92                        Date:   11/3/92
     ---------------------------            ----------------------------------